EXHIBIT 99.1
CONTACTS: Mark Carter, VP and Investor Relations Officer (704) 557-8386
IMMEDIATE RELEASE May 7, 2014

Snyder's-Lance Inc. Signs Definitive Agreement to Sell
Private Brands to Shearer’s Foods, LLC

•	Allows Snyder's-Lance to focus its attention to branded sales growth

•	Manufacturing facilities in Burlington, Iowa and Ontario, Canada included in the sale
Charlotte, North Carolina May 7, 2014 – Snyder’s-Lance, Inc. (NASDAQ: LNCE) (“Snyder’s-Lance”) today announced a definitive agreement has been signed to sell Private Brands along with two manufacturing facilities in the U.S. and Canada to Shearer's Foods, LLC (“Shearer’s”), a leading provider of private label snacks headquartered in Brewster, OH. The agreed upon sales price is $430 million. Consistent with the Snyder’s-Lance Strategic Plan, this transaction will allow Snyder's-Lance to focus entirely on its branded products by placing more resources to work on growth categories such as “better for you”, nutritional and premium snacks. These growth platforms will benefit from incremental product development, innovation, marketing and one of the largest Direct Store Delivery (“DSD”) networks in the United States.

“This transaction is an important step forward for Snyder's-Lance as we dedicate our attention to our branded portfolio,” said Carl E. Lee, Jr., President and Chief Executive Officer. “Over the past several years, we have been building operational and branded capabilities which provide an exceptional platform for accelerating growth. Private Brands has performed well over that time and is now in a position where a new, private brands centric owner can build on this momentum and take it to new levels. Looking forward for Snyder’s-Lance, we believe focusing more completely on our branded products will create better long term shareholder value as we grow organically through product innovation and the acquisition of additional core brands. We’ll continue to leverage our strong national DSD network, fast growing Direct Sales team, excellent marketing and brand building as well as our strong balance sheet. I want to especially thank all of our associates who have worked to make our Private Brands successful for many years, and wish everyone the greatest of success in the future. The operating philosophies of Shearer’s are very similar to Snyder’s-Lance, and we feel we have found a great home with excellent potential for our people. ”

Completion of the transaction is subject to regulatory approvals and Shearer’s obtaining financing for the transaction as well as customary closing conditions and is expected to close in the second quarter of 2014.

BofA Merrill Lynch acted as transaction advisor to Snyder's-Lance and K&L Gates LLP acted as legal counsel.

Financial Community Meeting and Conference Call
In compliance with applicable regulations, management will discuss this transaction, other transactions and first quarter 2014 earnings results during the previously scheduled Snyder’s-Lance First Quarter Earnings Call, which is scheduled to begin at 9:00am eastern time on Thursday, May 8, 2014. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of the Snyder’s-Lance website, www.snyderslance.com. In addition, the slide presentation will be available to download and print approximately 30 minutes before the webcast at www.snyderslance.com. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. A continuous telephone replay of the call will be available between 3:00pm on May 8 and midnight on May 15. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 35042167. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Iowa, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Ontario, Canada. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, Quitos™ and other brand names along with a number of private label and third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

About Shearer’s Foods, LLC
Shearer’s Foods, LLC is a customer-centric, values-based organization headquartered in Massillon, Ohio. Shearer’s Foods is a leading national contract manufacturing and private label supplier in the snack industry in North America. Shearer’s Foods has six state-of-the-art, geographically diverse manufacturing facilities in Ohio, Texas, Arkansas, Oregon, and Virginia, including one of the industry’s first Leadership in Energy and Environmental Design platinum certified facilities in Massillon, Ohio. The Company is known for producing the highest quality snacks in assorted flavors and sizes, including kettle cooked potato chips, traditional potato chips, tortilla chips, rice crisps, cheese curls and other extruded snacks, and whole grain chips.

Cautionary Information about Forward Looking Statements
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include the expected completion of the sale of Snyder’s-Lance’s Private Brands business and certain manufacturing locations, the time frame in which the sale will occur, the expected benefits to Snyder’s-Lance and its shareholders from completing the sale, and the expected strategic focus and financial performance of Snyder’s-Lance following completion of the sale. The statements are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include, among other things, the ability of Shearer’s to obtain financing for the transaction or that other conditions to the closing of the deal may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the ability of Snyder’s-Lance to execute its strategic plan, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Snyder’s-Lance’s most recent Annual Report on Form 10-K. Except as required by law,

Snyder’s-Lance undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.

This news release also includes projections regarding future revenues, earnings and other results which are based upon Snyder’s-Lance’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; failure to successfully integrate acquisitions; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain or information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.